EXHIBIT 10.1

Resolved, that the Company undertakes the following indemnification obligation with respect to each of the management personnel of the Company identified on the attached Annex A with respect to actions taken or to be taken by such person on or before March 31, 2005:

The Company shall indemnify to the fullest extent not prohibited by law each person identified on the attached Annex A who is made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative, investigative or other (including an action, suit or proceeding by or in the right of the Company), by reason of the fact that such person is or was a director, an officer, employee or agent of the Company or a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the Company, or serves or served at the request of the Company as a director, officer, employee or agent, or as a fiduciary of an employee benefit plan, of another company, partnership, joint venture, trust or other enterprise. The Company shall pay for or reimburse the reasonable expenses incurred by any such person in any such proceeding in advance of the final disposition of the proceeding if the person sets forth in writing (i) the person's good faith belief that the person is entitled to indemnification hereunder and (ii) the person's agreement to repay all advances if it is ultimately determined that the person is not entitled to indemnification. No modification that limits the Company's obligation hereunder to indemnify any person shall be made without the prior written consent of such person. This obligation shall not be deemed exclusive of any other provisions for indemnification or advancement of expenses of directors, officers, employees, agents and fiduciaries that may be included in any statute, bylaw, agreement, general or specific action of the Board of Directors, vote of shareholders or other document or arrangement.

Resolved, that the officers of the Company are authorized and directed to promptly communicate the indemnification obligation above to each of the persons listed on Annex A.

Annex A: List of Indemnified Persons

All Senior Vice Presidents
Don Ekman
Mark Moreland
Bart Walker
Steve Short
Bill Besselman